EXHIBIT 10.15
(Collateral Patent Assignment)


                          COLLATERAL PATENT ASSIGNMENT

         THIS COLLATERAL PATENT ASSIGNMENT (this "Assignment"), made as of the 2nd day of July 2001, by and between SPECIALIZED HEALTH PRODUCTS, INC. ("Assignor"), a Utah corporation and subsidiary of SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC., a Delaware corporation ("SHPI"), in favor of AXIS CAPITAL PARTNERS, LC("Assignee"), a Utah limited liability company. Assignee is acting as agent for holders of the Assignor's 12% Secured Convertible Promissory Notes (the "Holders").

                                  WITNESSETH:

         WHEREAS, SHPI and Holders are parties to a certain Loan Agreement and Assignor, SHPI and Holders are parties to a Master Security Agreement, both of which are dated July 2, 2001 (together with any and all amendments now or hereafter made thereto, hereinafter individually and collectively called the "Loan Agreement"), which provides for (1) Holders from time to time to extend credit to or for the account of Assignor and (2) the grant by Assignor to Assignee, for the benefit of Holders, of a security interest in certain of Assignor's assets, including, without limitation, a U.S. patent; and

         WHEREAS, Holders have required, as a condition to advancing loans to SHPI under the Loan Agreement, that Assignor execute and deliver to Assignee this Assignment;

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

         1. Incorporation of Loan Agreement. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference. Terms used herein that are not defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

         2. Collateral Assignment of Patents. To secure the complete and timely satisfaction of all of the indebtedness (as defined in the Master Security Agreement and hereinafter called the "Indebtedness"), Assignor hereby grants, conveys, and assigns to Assignee, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale, to the extent permitted by law, upon the occurrence and during the continuation of an Event of Default (as defined in the Loan Agreement and hereinafter called an "Event of Default") all of Assignor's right, title, and interest in and to all of its now owned or existing and filed and hereafter acquired or arising and filed:

         A. The patent application entitled, SAFETY SHIELD FOR MEDICAL NEEDLES, designated as SHP026 within SHPI's reference system, including, without limitation, the inventions and improvements described and claims therein (hereinafter called "Patent Application");

         B. The reissues, divisions, continuations, renewals, extensions, continuations-in-part, and improvements thereof;

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         C. All income, royalties, damages, and payments now and hereafter due and/or payable under and with respect thereto, including (without limitation) damages and payments for past or future infringements thereof;

         D. The right to sue and recover for past, present, and future infringements thereof;

         E. All rights corresponding thereto and throughout the world; and

         F. All other proceeds and products of the foregoing, including (without limitation) any rights pursuant to its agreements with any other party relating thereto.

The items referred to in items 1 through 6 are hereinafter called the "Patent Rights."

         3. Restrictions on Future Agreements. Assignor agrees that, until the Indebtedness is satisfied in full and the Loan Agreement is terminated, and except as may otherwise be provided in the Loan Agreement or agreed to in writing by the Assignor and the Assignee, Assignor shall not, without Assignee's prior written consent:

         A. Enter into any agreement (for example, a license agreement) that is inconsistent with Assignor's obligations under this Assignment; or

         B. Take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action (excluding nonpayment of U.S. maintenance fees on patents which are not necessary or useful in the operation of Assignor's business or operations) if doing so or not doing so would impair the validity or enforcement of the Patent Rights; or

         C. Enter into any agreement granting rights to the Patent Application that are not on commercially reasonable terms. Commercially reasonable terms shall be determined by Assignor's Board of Directors acting in good faith. Assignee agrees to execute all necessary documents that may be required for Assignor to grant intellectual property rights relating to the Patent Application.

         4. Covenants and Warranties. Assignor represents, warrants, and covenants that:

         A. The Patent Application is subsisting, has not been adjudged invalid or unenforceable in whole or in part, and is not currently being challenged in any way;

         B. The Patent Application has not lapsed or expired;

         C. Assignor owns the entire right, title, and interest in the Patent Application free and clear of any liens and encumbrances of every kind and nature, except for the rights granted by Assignor pursuant to this Agreement; and

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         D. Assignor shall continue to use, until the obligations shall have been satisfied in full and the Loan Agreement shall have been terminated, proper statutory notice in connection with its exercise of the Patents.

         5. New Patents and Licenses. If, before the Indebtedness is satisfied in full, Assignor obtains rights to any reissue, division, continuation, renewal, extension, or continuation-in-part of the Patent Application or any improvement on the Patent Application, the provisions of Section 2 above shall automatically apply thereto and Assignor shall give to Assignee written notice thereof. Assignor hereby authorizes Assignee to modify this Assignment by amending Schedule A to include such rights.

         6. Royalties; Terms. Assignor hereby agrees that the use by Assignee of the Patent Rights shall be worldwide and without any liability for royalties or other related charges from Assignee to Assignor. The term of the assignments granted herein shall extend until the earlier of (1) the expiration of all Patent Rights or (2) payment in full of the Indebtedness and termination of the Loan Agreement.

         7. Assignee's Right to Inspect. Subject to existing agreements with respect to the confidentiality of certain aspects of the Patent Rights, Assignee shall have the right, at any reasonable time and from time to time, to inspect Assignor's premises and to examine Assignor's books, records, and operations.

         8. Termination of Assignee's Security Interest. This Assignment is made for collateral purposes only. Upon payment in full of the Indebtedness and termination of the Loan Agreement, all remaining right, title, and interest in and to the Patent Rights shall automatically revert to Assignor. In such event, Assignee shall execute and deliver to Assignor all termination statements and other instruments as may be necessary or proper to terminate Assignee's security interest in and to revest in Assignor all right, title, and interest in and to the Patent Rights, subject to any prior disposition thereof that may have been made by Assignee pursuant hereto or pursuant to the Loan Agreement.

         9. Duties of Assignor. Until the Indebtedness is satisfied in full and the Loan Agreement is terminated, Assignor shall

         A. Prosecute diligently any patent application included in the Patent Rights pending as of the date hereof or hereafter filed; and

         B. Preserve, maintain, and enforce against infringement all Patent Rights (other than nonpayment of maintenance fees on patents which are not necessary or useful in the conduct of Assignor's business or operations).

Any expenses incurred in connection with such applications shall be borne by Assignor. Assignor shall not abandon any pending patent application or patent without the written consent of Assignee, which consent shall not be unreasonably withheld.

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         10. Assignee's Right to Sue. After the occurrence of an Event of
Default and so long as such Event of Default has not been waived, and after the provision by Assignee of written notice to Assignor of Assignee's intention to enforce its rights and claims in the Patent Rights, Assignee shall have the right, but shall in no way be obligated, to bring suit and take other action in its own name to enforce or otherwise protect, preserve, or realize upon the Patent Rights. If Assignee shall commence any such suit or take any such action, Assignor shall, at the request of Assignee, do any and all lawful acts and execute any and all proper documents required by Assignee in aid of such action. Assignor shall, upon demand, reimburse and indemnify Assignee for all costs and expenses incurred by Assignee in the exercise of its rights under this Section 10.

         11. Waivers. No course of dealing between Assignor and Assignee, nor any failure to exercise or delay in exercising, on the part of the Assignee, any right, power, or privilege hereunder or under the Loan Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power, or privilege hereunder or under the Loan Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         12. Severability. The provisions of this Assignment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Assignment.

         13. Modification. This Assignment cannot be altered, amended, or modified in any way, except as specifically provided with respect to the additions referred to in Section 5 hereof or by a writing signed by the parties hereto.

         14. Cumulative Remedies. All of Assignee's rights and remedies with respect to the Patent Rights, whether established hereby or by the Loan Agreement, or by any other agreements or by law, shall be cumulative and may be exercised individually or concurrently. Assignee shall have, in addition to all other rights and remedies given it by the terms of this Assignment, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patent Rights may be enforced.

         15. Power of Attorney. Assignor hereby authorizes Assignee to:

         A. Make, constitute, and appoint any representative of Assignee as Assignee may select, in its sole discretion, as Assignor's true and lawful attorney-in-fact, with power to endorse Assignor's name on all applications, documents, papers, and instruments necessary or desirable for Assignee to give effect to the provisions of this Assignment and the intent of the parties hereto;

         B. Take any other actions with respect to the Patent Rights, consistent with this Assignment, as Assignee deems in the best interest of Assignee;

         C. Following the occurrence of an Event of Default, grant or issue any exclusive or nonexclusive license under the Patent Rights to anyone; or

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         D. Following the occurrence of an Event of Default, subject to the terms of any existing license agreement, assign, pledge, convey, or otherwise transfer title in or dispose of the Patent Rights to anyone.

Assignee hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Indebtedness are satisfied in full and the Loan Agreement is terminated.

         16. Effect on Loan Agreement. Assignor acknowledges and agrees that this Assignment is not intended to limit or restrict in any way the rights and remedies of Assignee under the Loan Agreement but rather is intended to facilitate the exercise of such rights and remedies.

         17. Binding Effect; Benefits. This Assignment shall be binding upon Assignor and its respective successors and assigns and shall inure to the benefit of Assignee, its nominees, successors, and assigns.

         18. Governing Law. This Assignment shall be deemed to have been executed and delivered in Utah, and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of Utah.

         WITNESS the due execution hereof as of the date first above written.

                                            "ASSIGNEE"

                                            AXIS FUNDING, LC, on behalf of the
                                            "HOLDERS"



                                            By _______________________________
                                            Its:

                                            "ASSIGNOR"

                                            SPECIALIZED HEALTH PRODUCTS, INC.
                                            a Utah corporation


                                            By________________________________

                                            Its ______________________________


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STATE OF UTAH           )
                        )  ss:
COUNTY OF DAVIS         )

        On this 2nd day of July, 2001, before me appeared Paul Evans and Mark Peterson, to me personally known, who being duly sworn did say that he/she is the Vice President of Specialized Health Products, Inc., the within named corporation, and that the instrument was signed in behalf of said corporation and acknowledged the instrument to be the free act and deed of the corporation.

                                                ______________________________
                                                NOTARY PUBLIC
My Commission Expires:                  Residing at: _________________________


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